Comerica Bank

FIFTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Fifth Modification to Loan and Security Agreement (this "Modification") is entered on as of January 31, 2014 by and between **Neurometrix, Inc.**, a Delaware corporation ("Borrower"), and **Comerica Bank** ("Bank").

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement dated March 5, 2010, as amended by the First Modification to Loan and Security Agreement dated March 1, 2011, the Second Modification to Loan and Security Agreement dated February 15, 2012, the Third Modification to Loan and Security Agreement dated April 19, 2012 and the Fourth Modification to Loan and Security Agreement dated January 28, 2013 (collectively as "Agreement").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meanings set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) The following definitions, which are located in Exhibit A of the Agreement, are given the following amended definitions:

" 'Revolving Line' means a Credit Extension of up to $2,500,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit), provided that if the Minimum Equity Event has not been achieved by January 1, 2015, then the Credit Extension shall be limited from January 1, 2015 forward to $750,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit) until such time as the Borrower has achieved the Minimum Equity Event, provided further that in the event that the Credit Extension is limited to $750,000, all amounts outstanding in excess of $750,000 shall be immediately due and payable.

'Revolving Maturity Date' means January 15, 2015."

(b) The following definitions are added to Exhibit A of the Agreement in the appropriate alphabetical sequence as set forth below:

" 'Minimum Equity Event' means Borrower receipt of New Equity of not less than $2,500,000.

'New Equity' means cash proceeds received after the Closing Date from the sale or issuance of Borrower's equity securities."

3. Legal Effect.

(a) Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

(b) Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c) The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of:

(i) this Modification and any other documents which Bank may require to carry out the terms hereof;

(ii) payment of an amendment fee in the amount of $2,000.00, which shall be deemed fully earned and non-refundable upon payment; and

(iii) payment of any Bank expenses incurred through the date of this Modification.

4. No Other Changes. Except as specifically provided in this Modification, it does not vary the terms and provisions of any of the Loan Documents. This Modification shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Modification shall control any conflict between its terms and those of the Agreement.

5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

[end of Modification; signature page follows]

IN WITNESS WHEREOF, the parties have agreed to this Fifth Modification to Loan and Security Agreement as of the date first set forth above.

BANK:

Comerica Bank

By: ______________________

Jason G. Pan

Its: Vice President

BORROWER:

Neurometrix, Inc., a Delaware corporation

By: ______________________

Printed Name: Thomas T. Higgins

Its: CFO